10(a) Consent of Sutherland Asbill & Brennan LLP



Sutherland Asbill & Brennan LLP
1275 Pennsylvania Avenue, NW
Washington, DC  20004-2415


                               April 25, 2001

VIA EDGAR
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Equitable Life Insurance Company of Iowa
Board of Directors
909 Locust Street
Des Moines, IA  50309

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 12 to the Registration Statement on Form N-4 for the Separate Account A (File No. 33-79170). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                Very truly yours,

                                                SUTHERLAND ASBILL & BRENNAN LLP



                                                By  /s/ Stephen E. Roth
                                                    -------------------
                                                    Stephen E. Roth